HEARTLAND TECHNOLOGY, INC.
                            330 North Jefferson Court
                             CHICAGO, ILLINOIS 60661


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                December 18, 2001


TO THE HOLDERS OF COMMON STOCK OF HEARTLAND TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartland Technology, Inc. (the "Company") will be held at 10:00 A.M., local time, on December 18, 2001, at The LaSalle National Bank, 135 South LaSalle Street, 2nd Floor, Conference Room 2F, Chicago, Illinois 60603, for the following purposes:

            1. To elect a director of the Company to hold office until the 2003 Annual Meeting of Stockholders and until such director's successor shall be elected and qualified.

            2. To vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year 2001.

            3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on November 5, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof. Such stockholders may vote in person or by proxy. A list of the Stockholders entitled to vote will be available for examination at the office of the Secretary of the Company, 330 North Jefferson Court, Suite 305, Chicago, Illinois for a period of 10 days prior to the Annual Meeting.

     Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you intend to be present in person or to be otherwise represented at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the enclosed envelope. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

                                            By Order of the Board of Directors,



                                            Richard P. Brandstatter
                                            Vice President-Finance,
                                            Secretary and Treasurer

Dated:      November 13, 2001














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                           HEARTLAND TECHNOLOGY, INC.


                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                December 18, 2001



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Heartland Technology, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 10:00 A.M., local time, on December 18, 2001, at The LaSalle National Bank, 135 South LaSalle Street, 2nd Floor, Conference Room 2F, Chicago, Illinois 60603, and at any adjournment(s) thereof (the "Annual Meeting").

     If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, $.30 par value per share, of the Company (the "Common Stock"), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted (1) for the election as director of the nominee of the Board of Directors named below, (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year and (3) in the discretion of the proxies named on the proxy card on any other proposals to properly come before the meeting or any adjournment(s) thereof.

     Any proxy may be revoked prior to its exercise, but the attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking his or her proxy as the case may be, unless such stockholder delivers written notice of revocation to the Secretary of the Annual Meeting of Stockholders prior to the exercise of the rights specified by the proxy. The approximate date of mailing of this Proxy Statement and the accompanying proxy is November 13, 2001. The Annual Report of the Company for the year ended December 31, 2000, including audited financial statements for the Company was mailed on April 27, 2001 to the shareholders of record as of April 19, 2001. Shareholders added to and remaining on the registrar's records from April 20, 2001 to November 5, 2001 will be mailed the Annual Report of the Company as well as the Proxy Statement on November 13, 2001.

                                     VOTING

     The close of business on November 5, 2001 is the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of, and to vote at, the Annual Meeting. On the record date there were issued and outstanding 1,671,238 shares of Common Stock. Each share of Common Stock is entitled to vote with respect to each matter to be voted upon. At all meetings at which a quorum is present, a plurality of the votes cast shall elect directors. Consequently, only shares that are voted in favor of the nominee for election as Class II director will be counted toward such nominee's attaining a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withholds authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's attainment of a plurality.

     Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2001 fiscal year requires the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at a meeting at which a quorum is present. Abstentions will have the same effect as votes against the proposal because the shares are considered present at the meeting, but are not affirmative votes, and broker non-votes will not be counted in respect of the proposal.






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

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 2, 2001, certain information concerning ownership of shares of the Common Stock: (i) by persons who are known by the Company to be beneficial owners of more than 5% of the outstanding shares of the Common Stock; (ii) by each director and nominee of the Company; (iii) by each Named Executive Officer (as defined under the heading "Executive Compensation"); and (iv) by all directors and executive officers of the Company as a group. As of November 2, 2001, there were 1,671,238 shares of Common Stock outstanding.


                                         Amount and
                                          Nature of              Percent
         Name of Beneficial Owner   Beneficial Ownership(1)    Of Class (2)
         ------------------------   -----------------------    ------------


         Ezra K. Zilkha                  185,000 (3) (4)            7.5%
          767 Fifth Avenue
          Suite 4605
          New York, NY 10153

         Martin S. Roher                 154,750 (5)                6.3%
          468 Jackson Street
          Suite 300
          San Francisco, CA 94111

         Heartland Partners, L.P.        320,000 (11)              13.0%
          330 N. Jefferson Court
          Suite 305
          Chicago, IL 60661

         Jerold S. Solovy                125,000 (6)                5.1%
          c/o Jenner & Block
          One IBM Plaza
          Chicago, IL 60611-7602

         Dorsey R. Gardner               134,800 (7)                5.5%
          P.O. Box 190240
          Miami Beach, FL  33119

         Gordon H. Newman                  1,000                     *

         Robert S. Davis                   2,000                     *

         Edwin Jacobson                  249,500 (8) (9)           10.1%

         John R. Torell III               15,000                     *

         All directors and               452,500 (10)              18.4%
         executive officers as a
         group (consisting of 7
         persons)

--------------------------------
*Constitutes less than one percent.

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such securities.

(2) In each case the percent of the class is calculated on the basis that 790,000 shares represented by stock options and warrants are deemed outstanding. No voting or investment power exists with respect to such shares prior to exercise and acquisition.


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

(3) Based on a Schedule 13D, dated January 17, 1996, and to the Company's knowledge, Mr. Zilkha is a member of a group consisting of himself, The Zilkha Foundation, Inc. and Zilkha & Sons, Inc. Mr. Zilkha directly owns and has sole voting and investment power over all shares except for: 1,500 shares owned by his wife, as to which he shares voting and investment power; 15,000 shares owned by The Zilkha Foundation, Inc., as to which Mr. Zilkha may be deemed to share voting and dispositive power with the other directors and officers of the foundation; and 24,500 shares owned by Zilkha & Sons, Inc., as to which Mr. Zilkha may be deemed to be the beneficial owner.

(4) Includes 82,500 shares that Mr. Zilkha has the right to acquire through the exercise of warrants.

(5) Includes 113,500 shares reported as beneficially owned by MSR Capital Partners as Mr. Roher is the general partner of MSR Capital Partners. Also includes 41,250 shares that Mr. Roher has the right to acquire through the exercise of warrants. According to the schedule 13D filed by MSR Capital Partners, "MSR has no contracts, arrangements, understandings or relationships (legal or otherwise) with any other person relating to the securities of the issuer, other than the relationship of Mr. Roher to MSR by virtue of his position as general partner of MSR. On Monday January 10, 2000, Mr. Roher individually invested $250,000 in a private placement acquiring a 13% Subordinated Note due January 2002, with detachable warrants to acquire 41,250 additional shares of the Company's Common Stock. The warrants are exercisable at 2.375 per share through January 2004. There is no contract arrangement or understanding between Mr. Roher and MSR with respect to such warrants or the shares which may be acquired thereby. Mr. Roher has advised MSR that the transaction was for investment purposes only."

(6)   Based on a Schedule 13G, dated February 26, 1998.

(7)   Based on a Schedule 13G, dated February 14, 2001.

(8) Includes 207,500 shares which Mr. Jacobson has the right to acquire through the exercise of stock options and warrants.

(9) Includes 3,000 shares owned by Mr. Jacobson's spouse, as to which Mr. Jacobson shares voting and investment power.

(10) The number of shares that all directors and officers as a group have the right to acquire through the exercise of stock options and warrants is 290,000.

(11) Represents 320,000 shares that Heartland Partners, L.P. has the right to acquire through the exercise of warrants.







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

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

      The Company's Certificate of Incorporation and By-laws provide for a Board of Directors elected by the holders of Common Stock, which is divided into three classes of directors serving staggered three-year terms. The Board of Directors is currently comprised of five members, with Class I and Class III consisting of two directors each and Class II consisting of one director.

      At the 2001 Annual Meeting of Stockholders, the Class II director will be elected for a term expiring at the 2004 Annual Meeting of Stockholders. The Board of Directors has recommended Ezra K. Zilkha as the nominee for election as the Class II director. The continuing Class III directors, Edwin Jacobson and John R. Torell III, are serving a term that expires on the date of the 2002 Annual Meeting of Stockholders. The continuing Class I directors, Robert S. Davis and Gordan H. Newman, are serving a term that expires on the date of the 2003 Annual Meeting of Stockholders.

      Unless otherwise specified in the accompanying proxy, the shares of Common Stock voted pursuant thereto will be cast for Ezra K. Zilkha, the Class II director, to hold office until the 2004 Annual Meeting of Stockholders and until his successor has been duly elected and shall have qualified. If, for any reason, at the time of election, Ezra K. Zilkha should be unable or unwilling to accept nomination or election, it is intended that such proxy will be voted for the election, in his place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that Ezra K. Zilkha will be unable or unwilling to serve as a director.

      Information with respect to the Company's nominee for director and continuing directors is set forth below. The Board of Directors recommends that the stockholders vote FOR the election of Ezra K. Zilkha as the Company's Class II Director.



                                       Principal Occupation, Business
Name and Age                            Experience and Directorships
------------                           ------------------------------


Nominee for Class II Director
Ezra K. Zilkha, 76...........  Director  of  the   Company   (Class  II)  (since
                               October  1988);  Chairman  of  the  Board  of the
                               Company;  Member of the  executive  committee and
                               chairman  of the  compensation  committee  of the
                               Board  of the  Company;  President  and  Director
                               (since  1956),   Zilkha  &  Sons,  Inc.  (private
                               investments), New York, New York; Mr. Zilkha also serves as a director of The Newhall Land and Farming Company.

Continuing Class I Directors
Robert S. Davis, 87..........  Director of the Company (Class I) (since October
                               1988); Member of the compensation committee and chairman of the audit committee of the Board of the Company; Self-employed consultant (for more than the past five years); Senior Vice President (1978-79), St. Paul Companies (insurance),
                               St. Paul, Minnesota.

Gordon H. Newman, 68.........  Director of the Company (Class I) (since
                               February 1999); Member of the audit committee of the Board of the Company; Private Investor and Trustee for various non-profit entities (since 1995); Senior Vice President, General Counsel (1975-1995) and Vice President, Assistant General Counsel and Assistant Secretary (1967-1975), Sara Lee Corporation (formerly Consolidated Foods Corporation).


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

                                       Principal Occupation, Business
Name and Age                            Experience and Directorships
------------                           ------------------------------

Continuing Class III Directors
Edwin Jacobson, 72...........  President  and  Chief  Executive  Officer  of the
                               Company (since September 1990); Director of the Company (Class III) (since November 1985); Chairman of the executive committee of the Board of the Company; President and Chief Executive Officer of CMC Heartland Partners (since September 1990), Chicago, Illinois (real estate) (a general partnership of which the Company is the managing general partner); Chairman of the Executive Committee (June 1992 - March 1999); President and Chief Executive Officer (1994-1997), Avatar Holdings Inc. (real estate, water and wastewater utilities operations), Coral Gables, Florida.

John R. Torell III, 62.......  Director  of  the  Company   (Class  III)  (since
                               September  1997);  Member  of the  executive  and
                               audit  committees  of the  Board of the  Company;
                               Chairman  (since 1990),  Torell  Management  Inc.
                               (financial advisory),  New York, New York; Senior
                               Managing  Partner (since 2000),  Conifer  Capital
                               Group   (merchant   banking).   Mr.  Torell  also
                               serves as a Director  of American  Home  Products
                               Corporation.



Meetings and Committees of the Board of Directors

      During the fiscal year ended December 31, 2000, the Board of Directors held thirteen meetings. During such period, each of the incumbent directors of the Company, with the exception of Mr. Torell, attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Board of Directors has standing executive, audit and compensation committees.

      The members of the executive committee are Edwin Jacobson, John R. Torell III and Ezra K. Zilkha. The executive committee, subject to certain exceptions, has the authority to act in place of the Board of Directors, when it is not in session, on all matters which would otherwise come before the Board of Directors, including the functions of board nominations. The executive committee held no meetings during the fiscal year ended December 31, 2000.

      The members of the audit committee are Robert S. Davis, Gordon H. Newman and John R. Torell III. The audit committee's primary responsibilities are to select the Company's independent auditors, to approve the overall scope of the audit, to review the results of operations of the Company and to review the Company's system of internal controls. The audit committee held three meetings during the fiscal year ended December 31, 2000.

      The members of the compensation committee are Ezra K. Zilkha and Robert S. Davis. The compensation committee's primary responsibilities are to review the compensation arrangements relating to executive officers and key employees of the Company, to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company, and to administer the Company's 1997 Incentive and Capital Accumulation Plan, as amended. The compensation committee held one meeting during the fiscal year ended December 31, 2000.

Executive Officers

      The following table sets forth certain information with regard to the executive officers of the Company (other than Edwin Jacobson, who also serves as a director of the Company).

                                       Principal Occupation, Business
Name and Age                            Experience and Directorships
------------                           ------------------------------

Lawrence S. Adelson, 51......  Vice President and General Counsel (since
                               October 1988) of the Company; General Counsel (since June 1990), CMC Heartland Partners (real estate) (a general partnership of which the Company is the managing general partner).

Richard P. Brandstatter, 45..  Vice President - Finance, Treasurer and Secretary
                               of the Company (since February 1999); Vice
                               President - Finance, Treasurer and Secretary
                               (since August 1995), Controller (November 1994
                               - August 1995) CMC Heartland Partners
                               (real estate) (a general partnership of which the Company is the managing general partner).


Fiscal 2000 Audit Firm Fee Summary

      During fiscal year 2000, the Company retained its principal auditor, Ernst & Young, L.L.P., to provide services in the following categories and amounts:

            Audit Fees        $134,000
            All Other fees    $107,000

      The Audit Committee has considered the compatibility of the non-audit services provided by the Company's principal auditor with auditor independence.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors (the "Committee") consists entirely of nonemployee directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefits policies for the Company. The overall compensation policy which the Committee pursues for the executive officers and key employees of the Company is to provide a reward structure that motivates such individuals toward achieving the Company's strategic and financial goals, while concurrently providing compensation sufficient to attract and retain highly competent management personnel. The Committee is also responsible for administering the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan").

      The Company's compensation structure consists of base salary, annual cash bonuses and stock-based awards under the Plan. The combination of these three components of an individuals' compensation coordinates the goals of providing compensation that attracts and retains highly competent managers, and aligning the interests of such managers with the interests of stockholders in appreciation of the value of the Common Stock.

      Base salary levels are set to reflect an individuals' position, responsibilities, experience, leadership and contribution to the success of the Company. Cash bonuses further reward eligible executives for superior individual performance and overall performance of the Company. Stock based compensation pursuant to the Plan creates an incentive to eligible executives to enhance the performance of the Company and the Common Stock in the future. Determination of the amount of cash bonuses and stock based compensation depends upon factors specific to each individual, and is made by the subjective determination of the Committee.

      In 1997, the stockholders of the Company approved the Plan in order to provide incentives which will attract and retain highly competent persons as key employees of the Company and its subsidiaries, and to assist in aligning the interest of the Company's key employees with those of its stockholders. The Plan makes available, subject to certain adjustments, 175,000 shares of Common Stock to be reserved for awards under the Plan. The Committee has the authority to select officers and other key employees of the Company and its subsidiaries who are to receive benefits pursuant to the Plan. The Committee also has the power to modify or waive restrictions, amend benefits and to grant extensions and accelerations of benefits under the Plan. The Plan provides for the grant of any or all of the following types of benefits: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights; (iii) stock awards, including restricted stock; (iv) performance awards; and (v) stock units. During 1998, the Committee granted benefits in respect of an aggregate of 175,000 shares of Common Stock. On October 31, 2000, the stockholders of the Company approved the Committees recommendation to the Board of Directors, an amendment to the Plan providing for an additional 75,000 shares of Common Stock available for benefit. As a result of two Plan eligible employee resignations in 2000, benefits previously granted in respect of 100,000 shares of Common Stock were cancelled. Total benefits in respect of 75,000 shares of Common Stock were exercisable at December 31, 2000.

      During 2000, Mr. Jacobson received compensation from the Company for acting in his capacity as President and Chief Executive Officer of the Company. Mr. Jacobson's compensation is paid pursuant to an employment agreement, dated as of June 29, 1993, as amended. No cash bonuses were paid to him for 2000.

      There were no other matters that required the attention of the Committee during 2000.

Members of the Committee:

Ezra K. Zilkha, Chairman
Robert S. Davis

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total returns on an assumed investment of $100 in the Common Stock at the closing price of the Common Stock on the last trading day of the calendar year ending December 31, 1995, as of the last trading day of each of the calendar years indicated below with the returns of a similar investment in the American Stock Exchange Market Value Index (a market value weighted broad market index maintained by Media General Financial Services, Inc. covering stocks listed on the American Stock Exchange) and a market value weighted index of all publicly traded companies in the Printed Circuit Board industry (SIC Code 3672) that have a market capitalization of less than $500 million (the APeer Index@). The calculation of total returns herein assumes full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance. As a result of an acquisition on May 30, 1997, the Company began operating in the Printed Circuit Board industry. Prior to that time, the Company invested in securities.

                               1995    1996     1997     1998    1999     2000

Heartland Technology, Inc.   100.00   83.90   223.73    74.58   40.68    16.95
AMEX Market Value Index      100.00  105.52   126.97   125.25  156.15   154.23
Peer Index*                  100.00  133.17   181.71   323.25  627.39   543.71

Source:  Media General Financial Services, Inc.

* The Peer Index includes: ACT Manufacturing, Inc., Ariel Corp., Benchmark Electronics, EFTC Corporation, EICO Electr Ins Cap, Elamex S. A. De C.V. CL 1, Eltek Ltd., Flextronics International Ltd., Gadzoox Networks, Inc., Hadco Corp., IEC Electronics Corp., Imaging Technologies CP, Jabil Circuit, Inc., M-Wave, Inc., Merix Corp., Palomar Medical Tech., Park Electrochemical CP, Parlex Corp., Performance Tech, Inc., Plexus Corp., Qlogic Corp., Sanmina Corp., SCI Systems, Inc., Score One Inc., Sheldahl, Inc., Sigmatron International, Inc., SMTC Corporation, Smtek International, Inc., Solectron Corp., Sypris Solutions, Inc., TTM Technologies, Inc., and Viasystems Group, Inc.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table*

      The following table sets forth information in respect of the compensation for 2000, 1999, and 1998 of the Company's Chief Executive Officer, the only executive officer of the Company whose total salary and bonus in 2000 exceeded $100,000 (sometimes referred to herein as the "Named Executive Officer"):



                                                  Long-Term
                                                 Compensation
                                                    Awards
                                                -------------
                                                  Securities
                              Annual             Underlying       All Other
                           Compensation         Options/SARs    Compensation
                      ------------------------  -------------   ------------
                      Year  Salary($) Bonus($)       (#)            ($)(1)

Edwin Jacobson
President and         2000  175,000     0             0              925
Chief Executive       1999  175,000     0             0            1,950
Officer               1998  175,000     0          75,000          5,000




  * Mr. Jacobson also provides services to CMC Heartland Partners (the general partnership of which the Company and Heartland Partners L.P. ("Heartland Partners") are general partners) ("CMC Heartland"). Since 1997, CMC Heartland has paid the full compensation of Mr. Jacobson for services rendered to the Company and to CMC Heartland. CMC Heartland has been reimbursed by the Company pursuant to a certain Facilities Agreement for the cost allocated to the Company with respect to the services Mr. Jacobson has rendered to the Company. Therefore, the table sets forth compensation awarded to, earned by or paid to Mr. Jacobson that has been allocated to the Company.

  (1) All Other Compensation consists of contributions for the benefit of Mr. Jacobson made by CMC Heartland under CMC Heartland's Group Savings Plan, a salary reduction plan qualified under Sections 401(a) and (k) of the Internal Revenue Code of 1986, as amended, to match pre-tax elective deferrals contributions (included under Salary) made to such plan.

                 Aggregated Option/SAR Exercises in 2000 and
                     Option/SAR Values at December 31, 2000

       No options or stock appreciation rights were exercised by Mr. Jacobson in 2000. The following table provides information regarding the total number of securities underlying unexercised options and stock appreciation rights as of December 31, 2000.


                                   Number of Securities Underlying
                                     Unexercised Options/SARs at
                                         December 31, 2000 (#)
                                   --------------------------------

                              Exercisable            Unexercisable
                              -----------            --------------
Edwin Jacobson                  75,000                    0

Employment Agreement

       Edwin Jacobson, the Company's President and Chief Executive Officer, provides services to the Company in such capacities pursuant to an employment agreement, dated June 29, 1993, as amended, for a term ending on May 30, 2005. The employment agreement provides for an annual base salary of $175,000, all or a portion of which may be deferred at Mr. Jacobson's election. During the term of the employment agreement, Mr. Jacobson has the right to continue his employment with CMC Heartland and to pursue other employment and business activities not in competition with the activities of the Company (after prior notice of such activities has been delivered to the Chairman of the Executive Committee of the Board of Directors of the Company), and is not obligated to devote his full business time to the activities of the Company. Mr. Jacobson is, however, required to devote an amount of time to the activities of the Company determined by the Board of Directors to be required of him to accomplish the business objectives of the Company. On June 1, 1997, the employment agreement was amended to increase Mr. Jacobson's base salary from $90,000 to the current $175,000 per year. On April 11, 2000, the Employment Agreement was amended to extend the expiration date to May 30, 2005.

       Mr. Jacobson's employment agreement provides for certain payments to be made in the event his employment is terminated prior to the end of its term. If Mr. Jacobson's employment is terminated by his death, the Company will pay his designated beneficiary (or if there is none, to his estate) an amount equal to the amount, if any, by which $150,000 exceeds the proceeds payable to his designated beneficiary (or estate) pursuant to any life insurance policy covering his life maintained by the Company. If Mr. Jacobson's employment is terminated by the Company for "Cause" or by Mr. Jacobson for other than "Good Reason", the Company will pay him his base salary through the date of termination. If Mr. Jacobson's employment is terminated either by the Company other than for "Cause" or other than on account of Mr. Jacobson's "permanent disability" or by Mr. Jacobson for "Good Reason", then the Company will continue to pay him base salary through May 30, 2005, will pay him all his other damages that he may be entitled to receive as a result of such termination, and will maintain until May 30, 2005, for his benefit, all employee benefit plans and programs in which he was entitled to participate. The terms "Cause", "Good Reason" and "permanent disability" are defined in the employment agreement.


 Director Compensation

       The Company's compensation program for non-employee directors provides that each non-employee director receive an annual retainer of $18,000, payable in quarterly installments, and receive $1,000 for each Board meeting physically attended. Non-employee directors also receive $1,000 for each committee meeting physically attended. Employees of the Company receive no additional compensation for serving as a director. The Company also reimburses directors for meeting expenses.

                               ADDITIONAL INFORMATION

 Certain Relationships and Related Transactions

     Edwin Jacobson, a director of the Company and its President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Heartland Partners and CMC Heartland. The Company is the general partner of Heartland Partners and the managing general partner of CMC Heartland (with Heartland Partners being the other general partner of CMC Heartland). The Company also owns the Class B limited partnership interest in Heartland Partners.

  The Company has a management agreement with CMC Heartland, pursuant to which CMC Heartland is required to pay the Company an annual management fee in the amount of $425,000. The Company has a facilities agreement with Heartland Partners pursuant to which Heartland Partners makes available to the Company office space, equipment and personnel. Total expense incurred for 2000 was $768,000. As of December 31, 2000, this remained unpaid and is included in payable to affiliates.

      On December 23, 1999 the Company received subscriptions for $2 million in subordinated debentures at an interest rate of 13% for a two-year term. The subscribers were Ezra Zilkha, chairman, and Edwin Jacobson, chief executive officer, as well as other individuals.

   The debentures were accompanied by warrants which permit the purchase of 165 HTI common shares per $1,000 principal amount of the debentures, or an aggregate of 330,000 common shares for the entire $2 million subscribed. The warrants are exercisable at any time during their four-year duration at an exercise price of $2-3/8 per share. The debentures were initially secured by the Class B Partnership Interest, but that security interest was subsequently released.

   On October 20, 2000, the Company issued a $375,000 Series B Subordinated Note with Warrants. The note has a term of five years and an interest rate of 13% with warrants for 75,000 shares of HTI Common Stock. The warrants have a seven-year life. The exercise price is the closing price of the stock on the last trading day prior to the issuance of the warrants which was $4. The Series B Subordinated Note was purchased by Edwin Jacobson, the Company's President and CEO.

   At December 31, 2000, the principal amount outstanding under the subordinated debentures was $2,375,000.


 Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of Common Stock, to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are also required to furnish the Company with copies of all such Section 16(a) forms they file. All of these filing requirements were satisfied during the year ended December 31, 2000, except that Edwin Jacobson, President and Chief Executive Officer and Director of the Company, did not file on a timely basis two reports relating to two transactions and; Ezra K. Zilkha, Chairman of the Board of the Company, did not file on a timely basis, one report relating to one transaction. In making these disclosures, the Company relied solely upon a review of the forms furnished to the Company.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (Proposal No. 2)

       The Audit Committee has approved the selection of PricewaterhouseCoopers LLC to replace Ernst & Young LLP as our independent auditors and to perform the audit of our consolidated financial statements for 2001, subject to shareholder approval of this proposal. If this proposal is approved, we anticipate the change of accountants to occur during the fourth quarter of 2001. Ernst & Young LLP, which will remain as our independent auditors unless and at least until our stockholders approve this proposal, has been engaged as our independent auditors since 1993. Representatives of Ernst & Young LLP will be invited to attend the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions. We do not expect representatives of PricewaterhouseCoopers LLP to be present at the meeting.

       In the event stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the audit committee and the Board of Directors.

       The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                OTHER INFORMATION

Stockholder Proposals and Director Nominations for 2002 Annual Meeting

       Any stockholder who wishes to present a proposal for action at the next annual meeting of the Company, and who wishes to have it set forth in the Company's proxy statement for such annual meeting and identified in the form of proxy proposed by the Company in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, must notify the Company in such a manner that such notice is received by the Company not later than December 31, 2001, and in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission.

       With respect to a proposal submitted by a stockholder outside of the process of Rule 14a-8 for which notice is not received by the Company at its principal executive offices prior to March 15, 2002, the proxy to be solicited on behalf of the Company's Board of Directors for the 2002 Annual Meeting may confer discretionary authority to vote on any such proposal properly coming before the 2002 Annual Meeting.

Cost of Solicitation

       The Board of Directors of the Company is soliciting proxies from stockholders for use at the Annual Meeting. The expense of this solicitation will be borne by the Company. Officers and employees of the Company, in the ordinary course of business and at nominal expense, may supplement this solicitation by mail, telephone call, telegraph or letter, for which they will be reimbursed for out-of-pocket expenses but will receive no additional compensation. The Company has retained D.F. King, Inc. to assist in the distribution of proxy solicitation materials and with the solicitation of proxies, at a cost of approximately $4,000. Brokers or other persons holding Common Stock in their names or in the names of their nominees will, upon request, be reimbursed for their actual expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

Other Business

       The Board of Directors of the Company knows of no other matters that may be presented at the Annual Meeting of Stockholders other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the meeting, or any adjournment or adjournments thereof, it is intended that holders of proxies solicited hereby will vote thereon in their discretion.

       It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                             By Order of the Board of Directors,



                             Richard P. Brandstatter
                             Vice President - Finance, Secretary and Treasurer


Dated: November 13, 2001
Chicago, Illinois








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                                       16

PROXY                                                                     PROXY
                           HEARTLAND TECHNOLOGY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 18, 2001

     The undersigned hereby appoints EDWIN JACOBSON, RICHARD P. BRANDSTATTER and LAWRENCE S. ADELSON, and each or any of them, as proxies, with full power of substitution to vote all shares of Common Stock of HEARTLAND TECHNOLOGY, INC. represented by this proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on December 18, 2001, and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at such meeting, on the following matters:

          PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

                           HEARTLAND TECHNOLOGY, INC.
      PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

[                                                                             ]

The Board recommends a vote FOR Proposals 1 and 2.


                                                         Withhold
                                                  For    Authority
1. Election of Directors -                        [ ]       [ ]
   Nominee: Ezra K. Zilkha

2. Ratification of selection of
   PricewaterhouseCoopers LLP                     For     Against     Abstain
   as the Company's independent auditors.         [ ]       [ ]         [ ]

3. In their sole discretion on any other matters coming before the meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the nominee listed in Proposal 1, FOR Proposal 2, and in the sole discretion of the proxies upon such other business as may properly come before the meeting or any adjournments thereof.

                                             Dated:___________________, 2001

                                    Signature(s)____________________________

                                   IMPORTANT: Please date and sign exactly as your name appears hereon. When signing as executor, administrator, trustee, agent, attorney, guardian, or corporate officer, please set forth your full title. Joint owners should each sign.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                    PLEASE DATE AND SIGN AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.







                                       17